John Deere Owner Trust 2005	Exhibit 99.2
Statement to Noteholders

$183,900,000   Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000   Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000   Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000   Class A-4 4.16% Asset Backed Notes due May 15, 2012
    $11,275,240   Asset Backed Certificates

Payment Date:		15-May-06

(1) Amount of principal being paid on the Notes:

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$26,322,750.82
	per $1,000 original principal amount:	$155.76

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(e)	Total	$26,322,750.82

(2) Interest on the Notes

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$420,677.29
	per $1,000 original principal amount:	$2.49

(c)	A-3 Notes:	$713,083.33
	per $1,000 original principal amount:	$3.32

(d)	A-4 Notes:	$598,346.67
	per $1,000 original principal amount:	$3.47

(e)	Total	$1,732,107.29

(3) After giving effect to distributions on current Payment Date:

(a)	(i) outstanding principal amount of A-1 Notes:	$0.00
	(ii) A-1 Note Pool Factor:	0.0000000

(b)	(i) outstanding principal amount of A-2 Notes:	$106,873,223.84
	(ii) A-2 Note Pool Factor:	0.6323859

(c)	(i) outstanding principal amount of A-3 Notes:	$215,000,000.00
	(ii) A-3 Note Pool Factor:	1.0000000

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(d) (i) outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$11,275,240.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$505,748,463.53

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$503,942,996.38

(6) Pool Face Amount at the end of the related Collection Period:	$563,534,392.42

(7) Amount of Servicing Fee earned:	$440,838.68
per $1,000 original principal amount:	$0.59
Amount of Servicing Fee earned	$440,838.68
Amount of Servicing Fee paid:	$440,838.68
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$641,698.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.13%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.13%

(14) Face Amount of Receivables 60 days or more past due:	$6,758,224.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.20%

(16) Aggregate amount of net losses for the collection period	$37,457.27

(17) Aggregate amount of net losses since 26-May-05	$576,702.42

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.08%

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